                                                                    Exhibit 10.4
                                                                    ------------

                              EMPLOYMENT AGREEMENT

  This Agreement is between Intercell Corporation, a Colorado corporation, hereinafter referred to as the "Company," and Gordon J. Sales, President and Chief Executive Officer, hereinafter referred to as "Employee."

  1.   Engagement.  The Company hereby engages the Employee and the Employee
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hereby accepts engagement upon the terms and conditions hereinafter set forth.
Employee's compensation set forth herein shall be subject to all applicable federal or state tax withholding provisions.

  2.   Term.  Subject to the provisions for termination as hereinafter provided,
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the term of this Agreement shall be for a period of Sixty (60) months commencing on September 1, 1996. The parties hereby acknowledge and agree it is their intent that: (a) any extension or renewal of this Agreement shall be concluded at least Three (3) months prior to the expiration date of the initial Sixty
(60) months term and Three (3) months prior to the expiration date of any subsequent extension or renewal term hereof; and (b) absent mutual agreement to the contrary, the failure to conclude such extension or renewal by the dates indicated shall be deemed notice to the Company and the Employee that the Agreement shall not be extended.

  3.   Duties.  The Employee shall be the President and Chief Executive Officer
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of the Company.  As Employee, the Employee shall, during the term of this
Agreement, perform the responsibilities and duties, exercise the powers and follow the instructions which from time to time may be lawfully assigned to or vested in him by the Board of Directors of the Company. It is agreed that during the term of this Agreement, the Employee will not accept an officership or directorship, participate in the operation or management of or act as a Employee to any other company, which is in the same line of business as or in competition with the Company unless it be a company either owned or controlled by the Company, without the prior written consent of the Board of Directors of the Company.

  4.   Extent of Services.  Employee agrees to provide not less than 30 hours
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per week of executive services to the Company for the compensation paid to the
Employee. Employee shall not be prevented from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made, except that in no event may the Employee make investments in any firms in competition with, or in the business of supplying goods or services to the Company, unless such investments are disclosed to and approved by the Board of Directors of the Company.

  5.   Compensation.  For services rendered by the Employee under this
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Agreement, the Company shall pay the Employee the compensation set forth on
Exhibit "A." If during the term of the Agreement the Employee is unavailable because of illness which prevents Employee from performing his duties described herein, the Company shall be obligated to pay the Employee for all such periods of absence; not to exceed however three (3) months.

  6.  Bonus and Stock Option Plans and Benefit Programs.  The Company proposes
      -------------------------------------------------
to establish certain bonus and stock option plans. During the term of this Agreement, and as additional compensation, the Employee will be eligible to participate in those plans currently in effect and as they may be amended from time to time, so long as such plans remain in existence. Furthermore, during the term of this Agreement, the Employee shall be entitled to participate in all current or subsequently enacted benefit programs applicable to other officers, directors, agent and consultants of the Company. For purposes of this Agreement, all references to stock option plans, bonus plans or benefit programs shall be deemed to mean that Employee shall be eligible to participate in such plans or programs of the Company in which Employee presently participates or is eligible for, or such plans or programs of the Company that may subsequently be adopted in substitution for the Company plans or programs Options, if any, under this Agreement are set forth on Exhibit B.

  7.   Expenses.  The Employee is authorized to incur reasonable expenses with
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regard to the business of the Company, including expenses for entertainment, travel and other items of a similar character. The Company will reimburse the Employee for all such expenses incurred by him in the performance of his duties hereunder.

  8.   Termination by Company.  This Agreement may be terminated by the Company
       ----------------------
as follows:

  (a) If the Employee shall commit a breach of this Agreement, and such breach, if capable of rectification, is not rectified with thirty (30) calendar days of receipt by Employee from the Company of written notice requiring him so to do;

  (b) If the Employee shall be convicted of a felony criminal offense, or been found in a judicial proceeding initiated after the date of this Agreement by a court of competent jurisdiction, in a decision subject to no further appeals, to have committed any dishonest or unlawful act or to have been engaged or engaging or might irreparably injure or tend to injure the reputation or business of the Company;

  (c) If the Employee shall grossly, willfully or inexcusably neglect the performance of Employee's duties as set forth herein. Such standard of neglect shall however be determined only by the Board of Directors, based upon the written opinion of independent counsel and written advice to Employee and unanimously approved by the full Board of Directors especially convened for such purpose.

  9.   Termination by Employee.  Employee may terminate this Agreement with or
       -----------------------
without cause, and if terminated, the Company and Employee agree to abide by and promptly honor the provisions of Section 10 of this Agreement. Cause for termination by Employee shall not consist of the Company's refusal to follow the bona-fide professional recommendations of the Employee.

  10.  Payments upon Termination by Company or Employee.  It is agreed that if
       ------------------------------------------------
this Agreement is terminated payments and/or provisions for payments will be made as follows:

  (a) If the Company terminates this Agreement on some basis other than for any of the reasons as stated in Paragraph 8 hereof, the Company will take the actions set forth in Subparagraphs (1), (2) and (3) of this Paragraph.
       If the Employee terminates this Agreement for cause, which shall be limited to a failure by the Company to pay Employee his compensation, the Company will take the actions set forth in Subparagraphs (1), (2) and (3) of this Paragraph.

       (1) All stock options granted to the Employee will become immediately vested for the full amount of Optioned Shares and shall be exercised, if ever, in accordance with and subject to the terms and provisions of the Company's 1995 Compensatory Stock Option Plan and Employee's Stock Option Agreement; and

       (2) The Employee will receive within fifteen (15) days of the effective date of such termination, all compensation and all other benefits that would have accrued and/or been payable to the Employee during the term of this Agreement; and

       (3) The Employee will be paid in full any other contractual benefits Employee may have with the Company and be reimbursed for all un-reimbursed accountable expenses.

  (b) If the Company terminates this Agreement for a reason or reasons set forth in paragraph 8 hereof or the Employee terminates this Agreement without cause, the Company will only be obligated to pay to the Employee the actual amount of compensation accrued to the date of termination, the Employee will be bound to the terms of the Company's Compensatory Stock Option Plan as it relates to the exercise of any vested options, and, all other payments or benefits recited herein shall be canceled and terminated, without recourse.

  11.  Termination Due to Change in Control.  If Employee is terminated by the
       ------------------------------------
Company, for any reason as part of or because of a change in control of the Company, then Employee shall be entitled to a one time lump sum payment of cash for the termination of this Agreement as follows:

       Termination Occurring In             Amount
        Years One (1) through Three (3)     $400,000.00
        Years Four (4) through Five (5)     $430,000.00

  The cash payment set forth herein, shall be made within Five (5) days of the date of delivery to Employee of written termination of this Agreement by the Company. Upon receipt of the payment as set forth herein, the Employee and the Company shall in writing cancel this Agreement and the parties shall be released of all further obligations under this Agreement, provided however, that any options which have been granted to Employee and which are otherwise vested shall remain unimpaired and in full force and effect.

  A change in control of the Company shall be deemed to have occurred when, as a result of any type of corporate reorganization, execution of proxies or voting trust or other arrangements, such person or group of persons acquire sufficient equity or voting control of the Company to elect more than a majority of the Board of Directors.

  12.  Notices of Termination.  All Notices of Termination provided for in this
       ----------------------
Agreement must be in writing and must provide for a minimum notice period of Sixty (60) calendar days between the date of such notification and the effective date of such termination.

  13.  Arbitration.  Any controversy or claim arising out of, or relating to
       -----------
this Agreement, or the breach hereof, shall be settled by arbitration in the City of Denver, Colorado in accordance with the then effective rules of the American Arbitration Association. Such ruling shall be binding upon the parties.

  14.  Notices.  Any notice required or permitted to be given under this
       -------
Agreement shall be sufficient if in writing, and if sent by registered or certified mail to the Employee's residence in the case of the Employee, or to is principal office in the case of the Company.

  15.  Waiver, Modification or Cancellation.  Any waiver, alteration or
       ------------------------------------
modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by the Parties.

  16.  Binding Effect.  This Agreement shall inure to the benefit of and be
       --------------
binding upon the Company, its successors and assigns, including but not limited to any entity which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and the Employee, his successors, representatives and assigns, provided that the duties of the Employee as described herein may not be delegated.

  17.  Severability.  The invalidity or unenforceability of any provision of
       ------------
this Agreement shall in no way affect the validity or enforceability of any other provision.

  18.  Entire Agreement.  This Agreement represents the entire Agreement between
       ----------------
the parties. Each party represents that there are no other oral, written, express or implied contracts, agreements or understandings between them.

  19.  Authorization.  Each party represents that he, she or it is duly
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competent, authorized and capable of executing this Agreement as a valid, binding and enforceable Agreement.

  20.  Governing Law.  The substantive law of Colorado shall govern all the
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terms, conditions and interpretations of this Agreement and all other instruments, documents or agreements executed pursuant hereto. In the event of litigation concerning this Agreement or any other instrument, document or agreement relating to it, the parties hereto agree that the exclusive venue and place of jurisdiction shall be the State of Colorado, City and County of Denver. Further, the Employee by execution hereof, irrevocably and unconditionally consents to receive service of process and further agrees to file a general appearance upon either acceptance of process by the Employee or actual service of process upon the Employee.

  21.  Nondisclosure and Non-Competition.  Employee agrees to the terms and
       ---------------------------------
conditions of his obligations, if any, relating to nondisclosure and non-competition as set forth on Exhibit C.

  22.  Specific Representations.  Each party represents that:
       ------------------------

  (a) The consideration recited herein shall conclusively be deemed fair, adequate, reasonable and sufficient.

  (b) He, she or it has voluntarily and without fraud, duress, coercion, undue influence or improper persuasion executed this Agreement.

  (c) The signature appearing below is his, her or its manual, original, genuine, authentic and undeniable signature.

DATED:  September 1, 1996
Intercell Corporation                       Gordon J. Sales


By:  /s/ Terry W. Neild               By:  /s/ Gordon J. Sales
    ------------------------              --------------------------
    Terry W. Neild                        Gordon J. Sales
    Executive Vice President              Individually

                             EXHIBIT A

                Period                     Compensation
                ------                     ------------

September 1, 1996 - August 31, 1997      $10,000 per month
September 1, 1997 - August 31, 1998      $15,000 per month
September 1, 1998 - August 31, 1999      $20,000 per month
September 1, 1999 - August 31, 2000      $22,500 per month
September 1, 2000 - August 31, 2001      $25,000 per month

                                   EXHIBIT B

                                     -NONE-

                                   EXHIBIT C

                       NONDISCLOSURE AND NON-COMPETITION
                       ---------------------------------


  1. During the term of Employee's employment with the Company and for one (1) year thereafter, Employee shall not, directly or indirectly, as principal, agent, Employee, trustee, or in any like capacity, or through the agency of any corporation, partnership, association, agent, agency or any other like entity,

  i) engage in any business that is similar to the business conducted by the Company, its subsidiaries or affiliates; or

  ii)  solicit any person (natural or otherwise) who is or has been within three
       (3) years prior to the date Employee's association is terminated, a customer or client of the Company, its subsidiaries or affiliates; or

  iii) induce any present or future Employee or affiliate of the Company, its subsidiaries or affiliates to accept employment or similar association with the Employee or any person, firm, association, corporation or other entity with whom the Employee is now or may hereafter become associated; or

  iv) become the direct or beneficial owner of the capital stock of, or acquire the right or option to become such owner, or become a member or partner of any partnership or any owner or affiliate of any other business which conducts a business similar to the business conducted by the Company.

  v) in any manner interfere with, disrupt or attempt to disrupt the relationship between the Company and/or any of its customers, or use in any manner whatsoever, the Company's customer list, database, or trade secrets.

  2. The parties agree that in light of the specialized nature of the industry and the national-customer base of the Company's business that the restrictions set forth in Paragraph 1 hereof shall apply to Employee within the territory of the United States of America.

  3. In the event of a violation by Employee of any of the covenants contained in this Agreement, it is mutually agreed that the term of said covenant and/or covenants shall be automatically extended against Employee for a period of one
(1) year from the date on which Employee permanently ceases such violation or for a period of one (1) year from the date of the entry by a Court of competent jurisdiction of a final order or judgment enforcing said convenant(s), whichever period is later. The extension of the term(s) of said covenant(s) as provided in this sub-paragraph 3 shall be in addition to, and not in lieu of the remedies provided below.

  4. Other than within the proper course of Employee's duties, the Employee will not during or at any time after the termination of association with the Company, use for himself or others or divulge or convey to others any secret or confidential information, knowledge or data of the Company, its subsidiaries its affiliates or that of third parties obtained by him during the period of his employment with the Company. Such information, knowledge or data includes but is not limited to secret or confidential matters,

  i) of a technical nature such as but not limited to research methods, know-how, reporting procedures, composition, processes, computer databases and similar items or research project,

  ii) of a business nature such as but not limited to information about finances, costs, profits, sales, contracts, transactions, or customer lists, or

  iii) pertaining to future developments such as but not limited to research and development or future marketing or advertising programs.

Further, the Employee shall, during and after the period of Employee's employment, diligently endeavor to prevent the publication or disclosure of any such secret or confidential information, knowledge or data.

  5. All forms, manuals, letters, notes, notebooks, reports, sketches, formulas, computer programs and similar items, memoranda, client lists, business, marketing and financial plans and studies and all other materials and all copies thereof relating in any way to the business of the Company or of its subsidiaries or affiliates and in any way obtained or produced by the Employee during the period of his employment with the Company shall be the property of the Company and shall be surrendered to the Company or its authorized representative upon the termination of the employment or at any other time at the request of the Company. Employee further agrees that Employee will not make or retain any copies of any of the foregoing and will so represent to the Company upon the termination of Employee's employment.

  6. The Company and Employee agree that the Company would not have an adequate remedy at law for money damages in the event that the provisions of this Agreement are not complied with in accordance with their terms, and therefore agree that in the event of any breach of any of these provisions by the Employee, the Company shall be entitled to equitable relief by way of injunction or otherwise, together with costs and expenses incurred by it, including attorneys' fees, in addition to such other remedies as the Company may have.

  7. In the event, Employee violates the terms of this Nondisclosure and Non-competition section, and in the further event that Company is not made aware of such violation until a point in time after which Employee has commenced engaging in services similar to those engaged in by Company, for clients for whom Company has provided services within three years of the date of Employee's termination of employment, then in addition to the injunctive relief provide for in subparagraph 6 above, Company shall be entitled to liquidated damages which shall be based upon the revenues generated by Employee from Company's clients as follows.

  a. Employee shall pay to Company one-third of all revenues collected by Employee from Company's clients for a period of three (3) years from the date on which Employee first collected revenues from any such Company client.

  8. The parties hereby acknowledge that the restrictive covenants contained in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and Company; however, Employee and Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance and not in derogation of the provisions of this Agreement, Company and Employee agree that in the event a court of competent jurisdiction should for any reason decline to enforce any of said covenants, that his Agreement shall be deemed to be modified to restrict Employee's competition with Company to the maximum extent in time, geography and otherwise as the court shall deem enforceable and/or to grant Company such other relief at law or in equity as shall be reasonable necessary to protect the interest of Company.